UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): September 13, 2005

                         MURRAY UNITED DEVELOPMENT CORP.

               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                    33-19048NY                 22-2856171
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


      P.O. BOX 224, LANDING, NEW JERSEY                         07850
   (Address of Principal Executive Offices)                   (Zip Code)

                                 (908) 979-3025
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT


On September 13, 2005 the Company executed a Promissory Note (the "2005 Note") in the amount of $2,087,278 payable to Anthony Campo, its Chairman of the Board and Executive Vice President and Chief Financial Officer. The 2005 Note is one of a succession of notes that the Company has issued to Mr. Campo, each of which has consolidated amounts due to him under prior notes with additional amounts loaned by Mr. Campo since the date of each prior note to the date of each new note, together with interest on such amounts.

The 2005 Note is dated as of August 1, 2005 and consolidated amounts due to Mr. Campo under the Company's August 1, 2004 note in the principal amount of $1,876,014 (the "2004 Note") with additional amounts due to him for advances made by Mr. Campo to or on behalf of the Company during the Company's fiscal year ended July 31, 2005, as well as interest on the 2004 Note and such additional advances.

The 2005 Note matures on July 31, 2006, bears interest at 7.5% per annum, and is convertible into shares of the Company's Common Stock at a conversion rate of one (1) share for each 3/4 of one cent ( $.0075) of the 2005 Note converted, up to a maximum of 89 million shares. Interest on the 2005 Note is payable quarterly on each November 1, February 1, May 1, and August 1, and the full principal amount of the 2005 Note is due and payable on August 1, 2006.

Mr. Campo may accelerate all principal and interest due under the 2005 Note upon any event of default, including (1) the Company's failure to make any required payment of principal and/or interest within fifteen days after the date such payment is due; (2) the voluntary suspension of the Company's business; (3) an assignment for the benefit of the Company's creditors; (4) the filing of a petition in bankruptcy by or against the Company; and (5) a sale of all or substantially all of the Company's assets.

Mr. Campo has agreed that the 2005 Note will be subordinate to any third-party loans to the Company, the terms of which provide that they are senior to other borrowed funds of the Company.

The terms of the 2005 Note are substantially the same as those of previous notes that had been issued by the Company to Mr. Campo on October 20, 1995, August 1, 1998, August 1, 2000, August 1, 2001, August 1, 2002, August 1, 2003, and August 1, 2004.

A copy of the 2005 Note is filed herewith as Exhibit 99.

Item 9.01-Financial Statements and Exhibits

         (d) Exhibits:

         Exhibit 99: Promissory Note of the Company payable to Anthony Campo dated August 1, 2005.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MURRAY UNITED DEVELOPMENT CORP.

Date: September 19,  2005               By: /s/ Dwight Foster
                                        --------------------------------------
                                        Dwight Foster, Chief Executive Officer